Exhibit 10.5(B)

Juno Therapeutics, Inc.

307 Westlake Avenue North, Suite 300

Seattle, WA 98109

December 21, 2015

Fred Hutchinson Cancer Research Center

Industry Relations & Technology Transfer

1100 Fairview Avenue North, J5-110

Seattle, WA 98109-1024

Attention: Vice President for Technology Transfer

Re:	Side Letter Agreement

Ladies and Gentlemen:

Reference is made to the letter agreement dated as of October 16, 2013 (the “Original Letter Agreement”), by and between Fred Hutchinson Cancer Research Center (“FHCRC”) and Juno Therapeutics, Inc., f/k/a FC Therapeutics, Inc. (the “Company”) in connection with the Collaboration Agreement, entered into as of the same date (the “Collaboration Agreement”). This amendment to the Letter Agreement (this “Amendment” and, together with the Original Letter Agreement, the “Agreement”) is to confirm the following mutual agreements between the parties:

1. Definitions. The parties hereby agree that, for all purposes under the Original Letter Agreement and this Amendment:

(a) The definition of “Multiple of Initial Equity” in Section 2(c) of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

““Multiple of Initial Equity” means (A) the Success Payment Value divided by (B) $4.00 (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).”

(b) The definition of “Success Payment Date” in Section 2(c) of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

““Success Payment Date” means (i) December 19, 2015 (plus a 90-day grace period at the Company’s option if the Company is contemplating capital market transactions during the grace period such as a secondary offering) (the “IPO Success Payment Date”), (ii) with respect to any Success Payment arising as a result of a Company Sale Valuation Date, the earlier of (a) the date on which any proceeds from the Company Sale are paid or distributed to any stockholder, and (b) the date that is ninety (90) days after the Company Sale Valuation Date, and (iii) with respect to any other Success Payment, the date that is ninety (90) days after the Valuation Date pursuant to which such Success Payment obligation arises; provided, however, that for each of clauses (i) through (iii), if the applicable Success Payment Date would otherwise fall on a date that is not a business day, the applicable Success Payment Date shall instead occur on the next following business day.”

(c) The definition of “Valuation Date” in Section 2(c) of the Original Letter Agreement is hereby deleted and replaced in its entirety as follows:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

““Valuation Date” is any one of the following dates that occur during the Success Payment Period: (i) December 19, 2014 (the “IPO Valuation Date”); (ii) the date on which the Company or a successor sells, leases, transfers or exclusively licenses all or substantially all of its assets to another company (an “Asset Sale”); (iii) the date on which the Company merges or consolidates with or into another entity (other than a merger in which the pre-merger stockholders of the Company own a majority of the shares of the surviving entity) (a “Merger” and with an Asset Sale, a “Company Sale”, and the Valuation Dates triggered thereby each a “Company Sale Valuation Date”), (iv) the dates on which ARCH Venture Fund VII, L.P. (“ARCH”) or CL Alaska L.P., or either of such entity’s affiliated entities that hold such shares (“CL Alaska”) transfers a majority of its shares of company capital stock held by such entity on such date to a third party; (v) the bi-annual anniversary of any event described in the preceding clauses (i), (ii), (iii) or (iv), but only if FHCRC requests, within twenty (20) calendar days after written notice of such event from the Company, that such date be considered a Valuation Date; and (vi) the last day of the Success Payment Period.”

(d) The following terms shall have the following meanings for all purposes under the Agreement:

“business day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“common stock of the Company” or the “Company’s common stock” or similar phrases means the common stock, par value $0.0001 per share, of the Company (or any other security of the Company or any successor entity into which the Series A Preferred Stock of the Company have ultimately been converted).

“Closing Price” means the last closing trade price for the common stock of the Company on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg.

“Principal Market” means the principal securities exchange or securities market on which the common stock of the Company is listed or traded as reported by Bloomberg (which exchange, as of the date hereof, is The NASDAQ Global Select Market).

“trading day” means any day on which the common stock of the Company is traded on the Principal Market; provided, however, that “trading day” shall not include any day on which the common stock of the Company is scheduled to trade on the Principal Market for less than 4.5 hours or any day that the common stock of the Company is suspended from trading during the final hour of trading on the Principal Market (or if the Principal Market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2. Calculation of Fair Market Value. The parties hereby agree that:

(a) With respect to the IPO Success Payment Date (as defined in this Amendment), the “average trading price of a share of common stock of the Company over the consecutive 90-day period preceding” such IPO Success Payment Date, referred to in Paragraph 1 of Exhibit D of the Original Letter Agreement, shall be equal to the average of the Closing Prices of a share of the common stock of the Company for each trading day during the 90 calendar day period preceding December 19, 2015, as listed on the Principal Market.

(b) With respect to any Valuation Date that occurs on each bi-annual anniversary of the IPO Valuation Date pursuant to clause (v) of the definition of “Valuation Date” as amended hereby (each such

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Valuation Date a “Subsequent IPO-Related Valuation Date”), the Fair Market Value of each share of the Series A Preferred Stock of the Company, for all purposes under the Agreement, shall be determined as follows: (i) if the common stock of the Company is publicly tradable on one or more trading days during the 90 calendar days preceding such Subsequent IPO-Related Valuation Date, such Fair Market Value shall be equal to the average of the Closing Prices of a share of the common stock of the Company for each day that the common stock was publically traded during such 90 calendar day period and (ii) if the common stock of the Company is not publicly tradable for at least one trading day during such 90 calendar day period, such Fair Market Value shall be determined pursuant to paragraph 4 of Exhibit D to the Original Letter Agreement.

(c) The parties hereby agree and acknowledge that as of the date hereof, no dividends or other distributions referenced in clause (i) of the definition of “Success Payment Value” have been made.

3. Calculation of Success Payments. If, pursuant to and as permitted by Section 2(a) of the Original Letter Agreement, the Company elects in its sole discretion to satisfy an obligation to make a Success Payment on a Success Payment Date, including on the IPO Success Payment Date or any Success Payment Date arising from a Subsequent IPO-Related Valuation Date (a “Subsequent IPO-Related Success Payment Date”), through the issuance to FHCRC of shares of common stock of the Company, the number of such shares issuable to FHCRC in satisfaction of such Success Payment shall be equal to (i) (A) the dollar amount of such Success Payment less (B) any indirect cost offsets attributable to FHCRC pursuant to the side letter, dated June 11, 2014, between FHCRC and the Company as amended by the letter dated December 21, 2015, both of which are attached hereto as Exhibit A (the “Indirect Costs Letters”) with respect to Sponsor Payments (as such term is defined in the Collaboration Agreement) that have been paid to FHCRC, or billed by but not yet paid to FHCRC, as of the Success Payment Date (“Indirect Costs”), divided by (ii) the volume weighted average trading price of a share of the common stock of the Company on the Principal Market for the last trading day preceding the applicable Success Payment Date as reported by Bloomberg. To the extent that the amount deducted by the Company as Indirect Costs pursuant to clause (i)(B) above is disputed, the parties shall cooperate in good faith to resolve such dispute; provided, however, that the Company shall in any event be entitled to deduct any amount it believes in good faith to constitute Indirect Costs from the applicable Success Payment; provided, further, that to the extent that it is determined following the Success Payment Date that the amount deducted as Indirect Costs pursuant to clause (i)(B) from the applicable Success Payment was in excess of actual Indirect Costs as of the Success Payment Date, the amount of such excess shall be paid by the Company to FHCRC in cash (even if the Company had elected to make the associated Success Payment in stock).

4. Miscellaneous. The Agreement will be construed, interpreted, and applied in accordance with the laws of the State of Delaware, excluding its body of law controlling conflicts of laws. This Amendment shall apply and be effective only with respect to the provisions of the Original Letter Agreement specifically referred to herein. Except to the extent expressly modified by this Amendment, the Original Letter Agreement remains in full force and effect. To the extent of any inconsistency between this Amendment and the Original Letter Agreement, the terms and conditions of this Amendment shall control. The rights and obligations under this letter agreement may not be assigned, and any attempt to do so will be null and void, without the prior written consent of the Company; provided, however, that FHCRC may assign its rights under this letter agreement to any direct or indirect wholly owned subsidiary of FHCRC that acquires shares of the capital stock of the Company from FHCRC so long as such wholly owned subsidiary of FHCRC agrees to be bound by the terms and provisions of this letter agreement. This Amendment may not be amended except by the written agreement signed by authorized representatives of both parties and may be executed in counterparts, with signatures delivered by facsimile or .pdf binding as if originally executed.

[Signature Page Follows]

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This letter agreement is the complete and exclusive statement regarding the subject matter of this agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this letter agreement.

With best regards,

JUNO THERAPEUTICS, INC.

By:	/s/ Steven Harr
Name:	Steven Harr
Title:	CFO

Accepted and Agreed:

FRED HUTCHINSON CANCER RESEARCH CENTER

By:	/s/ Nicole C. Robinson
Name:	Nicole C. Robinson, Ph.D.
Title:	VP, Business Development & Industry Relations

Fred Hutchinson Cancer Research Center

Industry Relations & Technology Transfer

1100 Fairview Avenue North, J5-110

Seattle, WA 98109-1024

Attention: Vice President for Technology Transfer

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EXHIBIT A

Indirect Costs Letter

[Juno Letterhead]

June 11, 2014

Mr. Doug Shaeffer

Vice President & General Counsel

Fred Hutchinson Cancer Research Center

1100 Fairview Ave., North

Seattle, WA 98109

Re:	Collaboration Agreement entered October 16, 2013 and Side Letter Agreement dated October 15, 2013

Dear Mr. Shaeffer:

This letter agreement relates to (a) that certain Collaboration Agreement entered into by and between Fred Hutchinson Cancer Research Center (“FHCRC”) and FC Therapeutics, Inc. (now Juno Therapeutics, Inc.) (“Juno”) as of October 16, 2013 (the “Agreement”) and (b) that certain Side Letter entered into by and between FHCRC and Juno dated October 15, 2013 relating to Success Payments (the “Side Letter”). The defined terms used in this letter shall have the respective meanings set forth in the Agreement and the Side Letter.

FHCRC and Juno hereby agree that any portion of any [***] by Juno for [***] conducted by FHCRC that are attributed to indirect costs [***] as reflected in [***] shall be [***] creditable against any Success Payments due to FHCRC pursuant to Section 2 of the Side Letter. The foregoing credit provisions of this paragraph apply only to [***] and do not apply to (1) the [***] or (2) services provided by FHCRC under [***].

FHCRC and Juno further agree that (i) for [***], FHCRC will charge Juno [***], and (ii) for all other Collaboration Projects, FHCRC will charge Juno [***].

Except as expressly provided in this letter, all terms of the Agreement and Side Letter shall remain in effect without modification.

Please indicate the agreement of FHCRC to the foregoing by countersigning below.

Yours Sincerely,

/s/ Hans Bishop

Hans Bishop

UNDERSTOOD AND AGREED BY FHCRC:

By:	/s/ Randall C. Main

Name:	Randall C. Main

Title:	VP & CFO

Date:	June 12, 2014

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Fred Hutch Letterhead]

December 21, 2015

Hans Bishop

Chief Executive Officer & President

Juno Therapeutics, Inc.

307 Westlake Ave. N., St. 300

Seattle, Washington 98109

Re:	Amendment to F&A Side Letter dated June 11, 2014

Dear Hans:

The purpose of this letter is to clarify and amend certain terms of the letter from Hans Bishop to Doug Shaeffer dated June 11, 2014 and agreed to on behalf of the Fred Hutchinson Cancer Research Center (“FHCRC”) by Randall C. Main on June 12, 2014 (“F&A Side Letter”), concerning the offset of certain indirect costs against FHCRC’s Success Payments (as defined in the certain Side Letter Agreement between the parties dated October 16, 2013, as amended from time to time). Unless otherwise defined in this letter, capitalized terms used in this letter will have the meanings assigned to them in the F&A Side Letter.

FHCRC and Juno Therapeutics, Inc. (“Juno”) hereby agree as follows:

1.	All credits against Success Payments described in the F&A Side Letter will be [***] to the extent based on the indirect costs charged with respect to [***]. In addition, FHCRC and Juno agree that, with respect to any such [***], FHCRC shall continue to charge (and Juno shall be obligated to continue to pay) [***]. FHCRC represents and warrants that, as of the date of this letter, the [***]. If at any time, FHCRC [***], FHCRC shall promptly notify Juno in writing of [***].

2.	FHCRC and Juno agree that, from and after the date of this letter, the phrase “For a period of [***] commencing on the Effective Date” in Section 5.4(a) of the Collaboration Agreement is hereby deleted and replaced with the phrase “For a period of [***] commencing on the Effective Date”.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment to F&A Side Letter	December 21, 2015

3.	Except as expressly provided in this letter, all terms of the F&A Side Letter will remain in effect without modification.

Please indicate the agreement of Juno Therapeutics, Inc. to the foregoing by countersigning below.

Yours Sincerely,

/s/ D. Gary Gilliland

D. Gary Gilliland, M.D., Ph.D.

Terms agreed to December 21, 2015. Juno Therapeutics, Inc.

By:	/s/ Jim J. MacDonald

Its:	Chief Intellectual Property Officer

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